Exhibit 10.1

Execution Copy

ASSET PURCHASE AGREEMENT

dated as of September 15, 2005

between

WATCHIT MEDIA, INC.

and

CHARLES LAIN

ASSET PURCHASE AGREEMENT

This ASSET PURCHASE AGREEMENT is dated as of September 15, 2005 (this “Agreement”) between Watchit Media, Inc., a Delaware corporation (the “Purchaser”), and Charles Lain (the “Seller”).

RECITALS

WHEREAS, the Purchaser desires to purchase from the Seller, and the Seller desire to sell to the Purchaser, all of the assets owned and used by the Seller in connection with the business conducted by the Seller under the name of the California Visitors Network of presenting point of interest television programming with embedded advertising to hotels (the “Business”), which assets are further described herein, and the Seller desire to transfer to the Purchaser and the Purchaser desires to assume from the Seller, certain liabilities in connection with such assets, all upon the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the representations, warranties and covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I

CERTAIN DEFINITIONS; CONSTRUCTION

1.1 Certain Definitions.

(a) The following terms, when used in this Agreement, shall have the respective meanings ascribed to them below:

“Affiliate” means, with respect to any Person, any other Person that, directly or indirectly, through one or more intermediaries, Controls, is Controlled by or is under common Control with, such Person. For purposes of this definition, “Control” (including, with correlative meanings, the terms “Controlled by” and “under common Control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of stock, as trustee or executor, by contract or credit arrangement or otherwise.

“Agreement” has the meaning set forth in the preamble hereto.

“Ancillary Agreements” means, collectively, the Bill of Sale and the Assumption Agreement.

“Assets” has the meaning set forth in Section 2.1.

“Assigned Contracts” has the meaning set forth in Section 2.1(a).

“Assumed Liabilities” has the meaning set forth in Section 2.3(a).

“Assumption Agreement” has the meaning set forth in Section 3.2(b).

“Bill of Sale” has the meaning set forth in Section 3.2(a).

“Business” has the meaning set forth in the preamble hereto.

“Business Day” means any day other than Saturday, Sunday or any day on which banks in New York, New York are required or authorized to be closed.

“Claim Notice” means written notification pursuant to Section 8.2(a) of a Third-Party Claim as to which indemnity pursuant to Section 7.1 is sought by an Indemnified Party, enclosing a copy of all papers served, if any, and specifying the nature of and basis for such Third-Party Claim and for the Indemnified Party’s claim against the Indemnifying Party under Section 7.1, together with the amount or, if not then reasonably ascertainable, the estimated amount, determined in good faith, of the Indemnified Party’s Losses in respect of such Third-Party Claim.

“Closing” has the meaning set forth in Section 3.1.

“Closing Date Cash Payment” has the meaning set forth in Section 2.4(a)(i).

“Closing Date” has the meaning set forth in Section 3.1.

“Common Stock Consideration” has the meaning set forth in Section 2.4(a)(ii).

“Code” means the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

“Contract” means any agreement, contract, license, lease, commitment, arrangement or understanding, written or oral, including any sales order or purchase order.

“Dispute Period” means the period ending thirty calendar days following receipt by an Indemnifying Party of either a Claim Notice or an Indemnity Notice.

“Excluded Assets” has the meaning set forth in Section 2.2.

“Governmental Entity” means any government or political subdivision thereof, whether foreign or domestic, federal, state, provincial, county, local, municipal or regional, or any other governmental entity, any agency, authority, department, division or instrumentality of any such government, political subdivision or other governmental entity, any court, arbitral tribunal or arbitrator, and any nongovernmental regulating body to the extent that the rules, regulations or orders of such body have the force of Law.

“Indemnity Notice” means written notification pursuant to Section 7.2(b) of a claim for indemnification under Article VII by an Indemnified Party, specifying the nature of and basis for such claim, together with the amount or, if not then reasonably ascertainable, the estimated amount, determined in good faith, of the Indemnified Party’s Losses in respect of such claim.

“Indemnified Party” means any Person claiming indemnification under any provision of Article VII.

“Indemnifying Party” means any Person against whom a claim for indemnification is being asserted under any provision of Article VII.

“Intellectual Property” means all tangible and intangible (i) discoveries and inventions (whether patentable or unpatentable and whether or not reduced to practice), patents, patent applications (either filed or in preparation for filing) and statutory invention registrations, including reissues, divisions, continuations, continuations in part, extensions and reexaminations thereof, all rights therein provided by international treaties or conventions, and all improvements thereto, (ii) trademarks, service marks, trade dress, logos, trade names, corporate names and other source identifiers (whether or not registered), including all common law rights, and registrations and applications for registration thereof, all rights therein provided by international treaties or conventions, and all renewals of any of the foregoing, (iii) electronic addresses and passwords, including Internet uniform resource locators, Internet domain names and registrations and applications or reservations for registration thereof, and any similar rights and all content embodied in all World Wide Web sites and World Wide Web pages found at such uniform resource locaters, (iv) all copyrightable works, copyrights (whether or not registered) and registrations and applications for registration thereof, derivative works, all rights therein provided by international treaties or conventions and all extensions and renewals of any of the foregoing, (v) confidential and proprietary information, trade secrets, know-how (whether patentable or unpatentable and whether or not reduced to practice), models, algorithms, processes and techniques, and research and development information, ideas, technical data, designs, drawings and specifications, (vi) software, (vii) coded values, formats, data (including data collected from, through or otherwise by means of the Internet) and historical or current databases, in each case whether or not copyrightable, (viii) modifications or improvements to any item described in the immediately preceding clauses (i) through (vii), (ix) other proprietary rights relating to any item described in the immediately preceding clauses (i) through (viii), including associated goodwill, remedies against past and future infringements thereof and rights of protection of an interest therein under the Laws of all jurisdictions, and (x) copies and tangible embodiments of any item described in the immediately preceding clauses (i) through (ix).

“Inventors” has the meaning set forth in Section 4.9(g).

“Knowledge of the Seller”, or any similar phrase, means, with respect to any fact or matter, the actual knowledge of Seller, together with such knowledge that Seller could be expected to discover after due investigation concerning the existence of the fact or matter in question.

“Laws” means all laws, statutes, rules, regulations, ordinances and other pronouncements having the effect of law of the United States, any foreign country or any domestic or foreign state, county, city or other political subdivision or of any Governmental Entity.

“Lien” means any mortgage, pledge, assessment, security interest, lease, lien, adverse claim, levy, charge or other encumbrance of any kind, whether voluntary or involuntary.

“Loss” means any and all damages, fines, fees, penalties, deficiencies, losses and expenses (including all interest, court costs, fees and reasonable expenses of attorneys, accountants and other experts or other expenses of litigation, arbitration or other proceedings or of any claim, default or assessment or pursuit of rights to indemnification).

“Market Value” means, as at any date of determination, the average of the per share closing price of the Purchaser Common Stock on the Over-the-Counter Bulletin Board for each of the ten (10) trading days immediately preceding such date of determination.

“Order” means any award, injunction, decree, order, ruling, subpoena or verdict or other decision issued, promulgated or entered by or with any Governmental Entity of competent jurisdiction.

“Permits” means all licenses, permits, franchises, approvals, waivers, orders, authorizations, consents, registrations or filings, qualifications, certificates, rights, privileges, variances and any other similar right of any nature obtained from, filed with, granted, issued, approved or allowed by, any Governmental Entity.

“Person” means any individual, general or limited partnership, limited liability company, corporation, association, joint stock company, trust, estate, joint venture, unincorporated organization, Governmental Entity or any other entity of any kind.

“Purchase Price” means the cash and Common Stock Consideration payments set forth in Section 2.4(a).

“Purchaser” has the meaning set forth in the preamble hereto.

“Purchaser Common Stock” means the common stock, $0.01 par value, of Cotelligent, Inc., a Delaware corporation and parent entity of Purchaser.

“Purchaser Indemnified Parties” has the meaning set forth in Section 7.1(a).

“Retained Liabilities” has the meaning set forth in Section 2.3(b).

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

“Seller” has the meaning set forth in the preamble hereto.

“Seller Contract” means any Contract (a) under which the Seller or the Business has or may acquire any rights or benefits; (b) under which the Seller or the Business has or may become subject to any obligation or liability; or (c) by which the Seller, the Business or any of the Assets may become bound.

“Seller Indemnified Parties” has the meaning set forth in Section 7.1(b).

“Seller IP” means the Intellectual Property owned by the Seller which is used or held for use or acquired or developed for use in the Business, or otherwise relating to or arising out of or necessary to the operation or conduct of the Business, excluding the Third-Party Intellectual Property.

“Six Month Cash Payment” has the meaning set forth in Section 2.4(a)(iii).

“Tax Returns” means all returns and reports (including elections, claims, declarations, disclosures, schedules, estimates, computations and information returns) required to be supplied to a Tax authority in any jurisdiction relating to Taxes.

“Taxes” means all federal, state, local and foreign income, profits, franchise, gross receipts, environmental, customs duty, capital stock, severance, stamp, payroll, sales, employment, unemployment, disability, use, property, withholding, excise, production, value added, occupancy and other taxes, duties or assessments of any nature whatsoever together with all interest, penalties, fines and additions to tax imposed with respect to such amounts and any interest in respect of such penalties and additions to tax.

“Third-Party Claim” has the meaning set forth in Section 7.2(a).

“Third-Party Intellectual Property” means the Intellectual Property owned by Persons other than the Seller which is used or held for use or acquired or developed for use in the Business or otherwise relating to or arising out of or necessary to the operation or conduct of the Business.

“Transfer Taxes” means sales, use, value added, excise, registration, documentary, stamp, transfer, real property transfer, recording, gains, stock transfer and other similar Taxes and fees.

“Twelve Month Consideration” has the meaning set forth in Section 2.4(a)(iv).

(b) Construction. For purposes of this Agreement, except as otherwise expressly provided herein or unless the context otherwise requires: (i) words using the singular or plural number also include the plural or singular number, respectively, and the use of any gender herein shall be deemed to include the other genders, (ii) references herein to “Articles,” “Sections,” “subsections” and other subdivisions without reference to a document are to the specified Articles, Sections, subsections and other subdivisions of this Agreement, (iii) a reference to a subsection without further reference to a Section is a reference to such subsection as contained in the same Section in which the reference appears, and this rule shall also apply to other subdivisions within a Section or subsection, (iv) the words “herein,” “hereof,” “hereunder,” “hereby” and other words of similar import refer to this Agreement as a whole and not to any particular provision, (v) the words “include,” “includes” and “including” are deemed to be followed by the phrase “without limitation” and (vi) all accounting terms used and not expressly defined herein have the respective meanings given to them under U.S. generally accepted accounting principles.

ARTICLE II

PURCHASE AND SALE OF ASSETS

2.1 Purchase and Sale of Assets. Upon the terms and conditions set forth in this Agreement, and in consideration of the payment by the Purchaser of the Purchase Price and the assumption by the Purchaser of the Assumed Liabilities, the Seller shall sell, convey, transfer, assign, grant and deliver to the Purchaser, and the Purchaser shall purchase, acquire and accept from the Seller, at the Closing, all of the Seller’s right, title and interest in and to the assets and properties of every kind, nature, character and description (whether tangible or intangible, whether absolute, accrued, contingent fixed or otherwise and wherever situated), including goodwill, which either have been created in connection with the Business or are operated, owned, leased, used or held for use by the Seller in connection with the Business, other than Excluded Assets (collectively, the “Assets”), free and clear of all Liens. The Assets include, but are not limited to, all of the Seller’s right, title and interest in and to the following:

(a) all Seller Contracts, and all outstanding offers or solicitations made by or to the Seller to enter into any Contract related to the Business (the “Assigned Contracts”),

(b) all digital media materials and related hardware, video materials, documentation, archived materials, files (in both electronic and hard copy format) and other reproductive materials related to the Business, and all content of the foregoing;

(c) all Seller IP (including, without limitation, all rights to any registered or unregistered or active or inactive domain names relating to the Business) and, whether the Seller’s rights therein arise pursuant to Contract or otherwise, Third-Party Intellectual Property;

(d) all sales, support and promotional materials, advertising materials and production and marketing files and records, in each case related to the Business;

(e) all customer lists or similar records of all sales and potential sales of the services offered by the Business, and all other files and records related to the Business; and

(f) any other assets, properties or rights of the Seller related to the Business, except to the extent identified herein as an Excluded Asset.

2.2 Excluded Assets. Notwithstanding anything in this Agreement to the contrary, the following assets and properties of the Seller relating to the Business (the “Excluded Assets”), shall be excluded from, and shall not constitute, Assets:

(a) cash, commercial paper, certificates of deposit, bank deposits, treasury bills and other cash equivalents; and

(b) all of the Seller’s right, title and interest in and to this Agreement.

2.3 Assumed and Retained Liabilities.

(a) Assumed Liabilities. The Purchaser shall assume and discharge when due all liabilities and obligations arising from the Assigned Contracts following the Closing Date (collectively, the “Assumed Liabilities”). The Purchaser shall discharge in full in a timely manner all of the Assumed Liabilities.

(b) Retained Liabilities. Except as expressly provided in Section 2.3(a), the Purchaser assumes no liabilities or obligations relating to the Business, the Assets or the Seller. All such liabilities and obligations not assumed by the Purchaser (collectively, the “Retained Liabilities”), are, and shall at all times remain, the liabilities and obligations of the Seller. The Seller hereby covenants to discharge in full in a timely manner all of the Retained Liabilities.

2.4 Purchase Price; Allocation.

(a) Consideration. The Purchaser shall pay the Seller an aggregate of $100,000 in cash and the Common Stock Consideration as the purchase price (the “Purchase Price”) for the Assets. The Purchase Price shall be payable as follows:

(i) $50,000 of the Purchase Price shall be paid on the Closing Date by wire transfer of immediately available funds by the Purchaser to the Seller to the account designated by the Seller (the “Closing Date Cash Payment”);

(ii) the number of unregistered shares of Purchaser Common Stock as have an aggregate Market Value on the Closing Date equal to $40,000 (the “Common Stock Consideration”) will be issued and delivered or caused to be delivered to Seller on the Closing Date;

(iii) $30,000 of the Purchase Price shall be paid by wire transfer of immediately available funds by the Purchaser to the Seller to the account designated by the Seller on the date that is six months from the Closing Date (the “Six Month Cash Payment”); and

(iv) contingent upon the delivery to the Purchaser by the Seller of fully executed hotel/motel channel agreements between the Purchaser and at least 29 hotels or motels satisfactory to the Purchaser in its sole discretion, $20,000 of the Purchase Price payable at the Seller’s election, either (1) by the issuance and delivery to Seller on the date that is twelve months from the Closing Date the number of unregistered shares of Purchaser Common Stock as have an aggregate Market Value on the date that is twelve months from the Closing Date equal to $20,000 or (2) $20,000 paid by wire transfer of immediately available funds by the Purchaser to the Seller to the account designated by the Seller on the date that is twelve months from the Closing Date (the “Twelve Month Consideration”).

(b) Allocation. The sum of the Purchase Price and the amount of the Assumed Liabilities shall be allocated prior to the Closing among the Assets pursuant to the joint agreement of the Seller and the Purchaser. Such allocation shall be done in accordance with Section 1060 of the Code. The Seller and the Purchaser shall each report federal, state, local and other Tax consequences of the purchase and sale contemplated hereby (including the filing of Internal Revenue Service Form 8594) in a manner consistent with such allocation, and neither of them shall take any position in any Tax Return, other filing, proceeding or audit or otherwise inconsistent with such allocation.

2.5 Third Party Consents. To the extent that any of the Assets is not assignable without the consent, waiver or approval of another Person and such consent, waiver or approval has not been obtained before or at the Closing, this Agreement shall not constitute an assignment or an attempted assignment of such Asset by the Seller or an assumption or an attempted assumption of such Asset by the Purchaser. The Seller shall use his reasonable best efforts to obtain such consents, waivers and approvals as soon as practicable following the date hereof and the Purchaser shall cooperate with and assist the Seller to this end; provided, however, that the Seller shall take no action to seek such consent, waiver or approval without prior consultation with or approval by the Purchaser and the Purchaser shall not be required to pay any sums in connection therewith. If any such consent, waiver or approval shall not be obtained, then the Seller shall cooperate with the Purchaser in any reasonable arrangement designed to provide the Purchaser with the benefits intended to be assigned to the Purchaser with respect to the underlying Asset.

ARTICLE III

THE CLOSING

3.1 Closing. The closing of the transactions contemplated hereby (the “Closing”) shall take place at a location mutually agreed upon by the parties hereto, or by facsimile and overnight courier, on a date mutually agreed upon by the parties hereto commencing at 10:00 a.m., E.S.T. (the date on which the Closing occurs, the “Closing Date”).

3.2 Delivery of Items by the Seller. The Seller shall deliver to the Purchaser at the Closing the items listed below:

(a) a Bill of Sale and General Assignment (the “Bill of Sale”), duly executed by the Seller, in the form attached hereto as Exhibit A; and

(b) an Assumption Agreement (the “Assumption Agreement”), duly executed by the Seller, in the form attached hereto as Exhibit B.

3.3 Delivery of Items by the Purchaser. The Purchaser shall deliver to the Seller at the Closing the items listed below:

(a) the Assumption Agreement, duly executed by the Purchaser;

(b) the Closing Date Cash Payment; and

(c) the Common Stock Consideration.

3.4 Post-Closing Payments. The Purchaser shall deliver the Six Month Cash Payment and the Twelve Month Consideration to the Seller, at the times and in the manner specified in Section 2.4(a). Delivery of the Twelve Month Consideration is subject to Seller’s fulfillment of the conditions set forth in Section 2.4(a)(iv).

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE SELLER

The Seller represents and warrants to the Purchaser that the statements contained in this Article IV are true and correct as of the date hereof and will be true and correct as of the Closing Date.

4.1 Authorization.

(a) The Seller has the requisite legal capacity to enter into this Agreement and the Ancillary Agreements to which he is a party and to perform his obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. This Agreement and the Ancillary Agreements to which the Seller is a party have been duly executed and delivered by the Seller and, assuming the due authorization, execution and delivery hereof and thereof by the Purchaser, constitute the valid and legally binding obligations of the Seller enforceable in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar Laws relating to creditors’ rights generally and by general principles of equity.

4.2 Noncontravention; Consents and Approvals.

(a) Neither the execution, delivery or performance of this Agreement or the Ancillary Agreements, nor the consummation of the transactions contemplated hereby or thereby will, with or without the giving of notice or the lapse of time or both, (i) violate any Law or Order or other restriction or requirement of any Governmental Entity to which the Seller or the Business may be subject, (ii) violate or constitute a default, an event of default or an event creating rights of acceleration, termination, cancellation, imposition of additional obligations or loss of rights under any Contract to which the Seller or the Business is a party, of which the Seller or the Business is a beneficiary or by which the Seller, the Business or any of the Assets is bound, or (iii) result in the creation of any Lien upon any of the Assets.

(b) The execution and delivery by the Seller of this Agreement and the Ancillary Agreements to which he is a party do not, and the performance of this Agreement and the Ancillary Agreements to which the Seller is a party and the consummation of the transactions contemplated hereby and thereby by the Seller will not, to the Knowledge of the Seller, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity or any other Person.

4.3 No Broker. The Seller has no obligation to any broker or other similar Person with respect to the transactions contemplated hereby.

4.4 Title to Property; Absence of Liens and Encumbrances, Etc. The Seller owns and has good and marketable title to the Assets, free and clear of all Liens. At Closing, the Purchaser will obtain from the Seller good and marketable title to all of the Assets free and clear of all Liens. The Assets constitute all of Seller’s assets relating directly, or otherwise primarily, to the

Business. The transfer of the Assets to Purchaser pursuant to this Agreement will enable Purchaser to utilize the Assets unimpaired in any material respect immediately after the Closing, and such Assets are sufficient, and constitute all assets and properties necessary, to enable Purchaser to conduct the Business as the Business was conducted prior to Closing.

4.5 Compliance with Law. Neither the Seller nor the Business is in violation of, has violated and, to the Knowledge of the Seller, neither the Seller nor the Business is under investigation with respect to any possible violation of or has been threatened to be charged with any violation of, any material Order or Law applicable to the Seller, the Business or the Assets.

4.6 Permits. To the Knowledge of the Seller, no Permits are necessary to conduct the Business as currently conducted and as proposed to be conducted.

4.7 Litigation. There is no claim, action, suit, proceeding, arbitration, investigation or inquiry pending before any Governmental Entity with respect to, or, to the Knowledge of the Seller, threatened by any person with respect to, the Seller, the Business or the Assets or the transactions contemplated by this Agreement or the Ancillary Agreements.

4.8 Contracts.

(a) Set forth on Schedule 4.8(a) is an accurate and complete list of:

(i) each Seller Contract that involves performance of services or delivery of goods or materials by the Seller of an amount or value in excess of $5,000;

(ii) each Seller Contract that involves performance of services or delivery of goods or materials to the Seller of an amount in excess of $5,000;

(iii) each Seller Contract not entered into in the ordinary course of business consistent with past practices and involves expenditures or receipts of the Seller in excess of $5,000;

(iv) each Seller Contract affecting the ownership of, leasing of, title to, use of or any leasehold or other interest in any real or personal property;

(v) each Seller Contract with any labor union or other employee representative of a group of employees relating to wages, hours and other conditions of employment;

(vi) each Seller Contract involving a sharing of profits, losses, costs or liabilities by the Seller;

(vii) each Seller Contract containing covenants that restrict the Seller’s business activities or limit the freedom of the Seller to engage in any line of business or to compete with any Person;

(viii) each Seller Contract providing for payments to or by any Person based on sales, purchases or profits, other than direct payments for goods;

(ix) each power of attorney of the Seller that is currently effective and outstanding;

(x) each Seller Contract for capital expenditures in excess of $5,000;

(xi) each Seller Contract not denominated in U.S. dollars;

(xii) each written warranty, guaranty and/or other similar undertaking with respect to contractual performance extended by the Seller; and

(xiii) each amendment, supplement and modification (whether oral or written) in respect of any of the foregoing.

(b) The Seller has heretofore made available to the Purchaser true and complete copies of all Seller Contracts set forth in Schedule 4.8(a) and all such Seller Contracts are valid and binding contracts, are in full force and effect in accordance with their respective terms, and to the Knowledge of the Seller, none of the parties thereto, is (or with notice or lapse of time or both would be) in violation or breach of, or in default under, the terms of any such contract.

4.9 Intellectual Property.

(a) The Seller is the sole owners of, and has all right, title and interest in and to, all of the Seller IP, free and clear of all Liens, equities and other restrictions.

(b) To the Knowledge of the Seller, neither the execution, delivery or performance of this Agreement by the Seller nor the consummation of the transactions contemplated hereby will, with or without the giving of notice or the lapse of time or both, result in a breach or violation of or terminate any Contract, agreement or license to which the Business or the Seller is a party or pursuant to which the Business or the Seller uses or is authorized to use any Third-Party Intellectual Property. The Seller has entered into all necessary Contracts and obtained all necessary rights for him and the Business to utilize all of the Third-Party Intellectual Property and all such Contracts and rights are free and clear of all Liens, equities and other restrictions other than those imposed by the owners of such Third-Party Intellectual Property and disclosed to Purchaser. All Contracts relating to Third-Party Intellectual Property are in full force and effect and are valid, binding and enforceable obligations by and against the other Persons party thereto, and no event has occurred that constitutes or (with or without notice or lapse of time or both) would constitute a default or breach by the Business or the Seller, or to the Knowledge of the Seller, by any other party thereto, thereunder.

(c) Neither the Business nor the Seller have received any written or, to the Knowledge of the Seller, oral notice of any defect with respect to the ownership, enforceability or validity of the Seller IP or the Third-Party Intellectual Property or of the Business’s or the Seller’s use or rights to use any Third-Party Intellectual Property.

(d) To the Knowledge of the Seller, the Seller IP and the conduct of the Business as it is presently conducted (including the use of Third-Party Intellectual Property) do not infringe upon the Intellectual Property rights of any Person. Neither the Business nor the

Seller have (A) received any written, or to the Knowledge of the Seller, oral notice that the Seller or the Business have been sued or charged as a defendant or potential defendant in any action, involving the Intellectual Property rights of any Person, that involves the Seller IP, the conduct of the Business as it is presently conducted, or the Third-Party Intellectual Property, or (B) received any written claim of infringement or written or oral notice of any actual or threatened action involving a claim of infringement by the Seller or the Business of the Intellectual Property rights of any other Person.

(e) To the Knowledge of the Seller, no Person is engaging in any activity that infringes upon any of the Seller IP or the Business’s or the Seller’s rights to or use of the Third-Party Intellectual Property. The consummation of the transactions contemplated hereby will not result in the termination, breach or impairment of any of the Seller IP or the Third-Party Intellectual Property or the Business’s or the Seller’s rights to or use of in respect of the Seller IP or the Third-Party Intellectual Property.

(f) The Seller IP and the rights of the Business and the Seller to the use of the Third Party Intellectual Property Rights being purchased hereunder are sufficient, and constitute all intellectual property rights necessary to enable the Purchaser to conduct the Business as such Business is conducted prior to Closing.

(g) All copyrightable works were created by the Seller, or employees of the Seller or the Business in the scope of employment, were otherwise works made for hire, or were created by individuals or entities that executed valid and effective assignments granting all right, title and interest in such copyrightable works to the Seller and the Seller has obtained assignments from employees, former employees, independent contractors and former independent contractors (collectively, the “Inventors”) of all such Inventors’ rights in any Seller IP developed by such Inventors.

(h) No product, service, publication, advertising, marketing or promotional materials of the Seller or the Business include any defamatory statement or material that violates any publicity or privacy rights of any Person.

(i) The Seller has taken all reasonable security measures to protect and preserve the confidentiality and value of its proprietary information and trade secrets.

4.10 Employees; Employee Benefits. The Seller does not have any employees.

4.11 Property. The Seller does not own or lease any real or personal property in connection with the Business.

4.12 No Undisclosed Liabilities. There are no liabilities relating to the Seller, the Business or the Assets that would or reasonably could constitute liabilities that could become the obligation of Purchaser subsequent to the Closing if not discharged prior to the Closing Date.

4.13 Disclosure. All material facts regarding the Business, the Assets and the Seller have been disclosed or made available to the Purchaser in or in connection with this Agreement. No representation or warranty on the part of the Seller contained in this Agreement, and no statement contained in any of the Schedules or in any certificate, list or other writing furnished to the Purchaser pursuant to any provisions of this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements herein or therein, in light of the circumstances under which they were made, not misleading.

4.14 Investment Representations. The Seller represents, warrants and agrees with Purchaser that:

(a) Seller has been advised by Purchaser that the Purchaser Common Stock to be acquired pursuant to this Agreement will not be registered under the Securities Act and the issuance to the Seller of such stock is being made on the basis of an exemption afforded under the Securities Act and the Purchaser’s reliance on such statutory exemption is based in part on the representations made herein by the Seller.

(b) Seller is familiar with the condition, financial or otherwise of Purchaser and its respective affairs as the Seller has deemed necessary to evaluate the merits and risk of becoming a stockholder of Purchaser and acknowledges that Purchaser has offered to make available and has, when requested, made available, such additional information respecting the Purchaser that would be provided in a registration statement under the Securities Act and granted access to such reasonable additional information necessary to verify the accuracy of all information furnished. In addition, the Purchaser has made available to the Seller the periodic reports filed by Purchaser under the Securities Exchange Act of 1934, as amended.

(c) Seller, as advised by legal counsel, (i) is familiar with the nature of the limitations imposed by the Securities Act, and the rules and regulations promulgated thereunder, on the transfer of the Purchaser Common Stock, (ii) understands that the Purchaser Common Stock must be held indefinitely unless a disposition thereof is registered under the Securities Act, or in the opinion of counsel to the Seller (reasonably acceptable to the Purchaser) in form and substance satisfactory to Purchaser’s counsel (a signed copy of which opinion shall have been delivered to Purchaser prior to the disposition of any shares of Purchaser Common Stock), is exempt from registration under the Securities Act, including a disposition in accordance with all the requirements and limitations of Rule 144 promulgated under the Securities Act, and complies with other applicable United States federal and state securities Laws.

(d) Seller will acquire the Purchaser Common Stock for his own account, for investment and not with a view to the distribution or resale thereof within the meaning of the Securities Act, nor with any present intention of selling or distributing the same.

(e) Seller will not transfer any shares of Purchaser Common Stock except in compliance with the terms and provisions of this Section 4.14.

(f) Seller agrees that each certificate to be received by him representing shares of Purchaser Common Stock will bear the following legend:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THESE SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT AND ANY OTHER APPLICABLE SECURITIES LAWS.”

In addition to marking the certificates with the above legend, Seller agrees that Purchaser is authorized to notify its transfer agent of the status of the shares of Purchaser Common Stock and to take such action, including stop transfer instructions, as Purchaser in its sole discretion may deem necessary or proper to prevent the violation of the Securities Act or other securities Laws and to assure compliance with the terms of this Agreement.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

The Purchaser represents and warrants to the Seller that the statements contained in this Article V are true and correct as of the date hereof and will be true and correct as of the Closing Date.

5.1 Organization. The Purchaser is a corporation duly organized, validly existing, and in good standing under the Laws of the State of Delaware. The Purchaser is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required, except where the failure to be so qualified will not have a material adverse effect on the Purchaser. The Purchaser has the requisite corporate power and authority to carry on the businesses in which it is engaged and to own and use the properties owned and used by it.

5.2 Authorization. The Purchaser has full power and authority to execute and deliver this Agreement and the Ancillary Agreements and to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by the Purchaser of this Agreement and the Ancillary Agreements and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all requisite corporate action. This Agreement and the Ancillary Agreements have been duly executed and delivered by the Purchaser and, assuming the due authorization, execution and delivery thereof by the Seller, constitute the valid and legally binding obligation of the Purchaser enforceable in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar Laws relating to creditors’ rights generally and by general principles of equity.

5.3 Noncontravention; Consents and Approvals.

(a) Neither the execution, delivery or performance of this Agreement or the Ancillary Agreements, nor the consummation of the transactions contemplated hereby or thereby will, with or without the giving of notice or the lapse of time or both, (i) violate any provision of the certificate of incorporation or bylaws of the Purchaser, (ii) violate any Law or Order or other restriction or requirement of any Governmental Entity to which the Purchaser may be subject or (iii) violate or constitute a default, an event of default or an event creating rights of acceleration, termination, cancellation, imposition of additional obligations or loss of rights under any Contract to which the Purchaser is a party, of which the Purchaser is a beneficiary or by which the Purchaser or its assets are bound.

(b) The execution and delivery of this Agreement and the Ancillary Agreements by the Purchaser do not, and the performance of this Agreement and the Ancillary Agreements by the Purchaser and the consummation of the transactions contemplated hereby and thereby by the Purchaser will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity or any other Person.

5.4 Litigation. There is no claim, action, suit, proceeding, arbitration, investigation or inquiry pending before any Governmental Entity with respect to, or, to the knowledge of the Purchaser, threatened by any person with respect to, the Purchaser or the transactions contemplated by this Agreement or the Ancillary Agreements.

5.5 No Broker. The Purchaser has no obligation to any broker or other similar Person with respect to the transactions contemplated hereby.

ARTICLE VI

ADDITIONAL AGREEMENTS

6.1 Confidentiality. From and after the Closing Date, the Seller shall keep confidential any information relating to this Agreement and the Ancillary Agreements, except for any such information that (a) is available to the public on the Closing Date, (b) thereafter becomes available to the public other than as a result of a disclosure by the Seller or their representatives, or (c) is or becomes available to the Seller or any of his representatives on a non-confidential basis from a source that to the Knowledge of the Seller is not prohibited from disclosing such information to the Seller by a legal, contractual or fiduciary obligation to any other Person. Should the Seller be required to disclose any such information in response to an Order or as otherwise required by Law or administrative process, the Seller shall inform the Purchaser in writing of such request or obligation as soon as possible after the Seller is informed of it and, if possible, before any information is disclosed, so that a protective order or other appropriate remedy may be obtained by the Purchaser. If the Seller is obligated to make such disclosure, such disclosure may be made only to the extent to which it is so obligated, but not further or otherwise.

6.2 Tax Matters. The Purchaser shall bear the cost of all applicable Transfer Taxes imposed in connection with this Agreement and the transactions contemplated hereby and shall indemnify, defend, and hold harmless the Seller with respect to the failure of the Purchaser to pay any portion of such Transfer Taxes. The Purchaser shall file all necessary documentation and Tax Returns with respect to such Transfer Taxes.

ARTICLE VII

INDEMNIFICATION

7.1 Indemnification Obligations.

(a) Indemnification by the Seller. The Seller shall indemnify, defend and hold harmless the Purchaser and its officers, directors, employees, agents and Affiliates (collectively, the “Purchaser Indemnified Parties”) against any and all Losses suffered, incurred or sustained by any of them or to which any of them becomes subject, resulting from, arising out of or relating to the following:

(i) any breach of the representations or warranties made by the Seller in this Agreement, or failure or default by the Seller with regard to any of the covenants or agreements made by the Seller in this Agreement; or

(ii) in the event that the Closing occurs, the Retained Liabilities; or

(iii) any fees, expenses, or other payments incurred or owned by the Seller or the Business to any agent, broker, investment banker or other Person retained or employed by any of them in connection with the transactions contemplated by this Agreement.

(b) Indemnification by the Purchaser. The Purchaser shall indemnify, defend and hold harmless the Seller and his agents (collectively, the “Seller Indemnified Parties”), against any and all Losses suffered, incurred or sustained by it or to which it becomes subject, resulting from, arising out of or relating to the following:

(i) any breach of the representations or warranties made by the Purchaser in this Agreement or failure or default by the Purchaser with regard to any of the covenants or agreements made by the Purchaser in this Agreement or any of the Ancillary Agreements; or

(ii) in the event that the Closing occurs, the Assumed Liabilities; or

(iii) any fees, expenses, or other payments incurred or owed by Purchaser or any of its Affiliates to any agent, broker, investment banker or other Person retained or employed by any of them in connection with the transactions contemplated by this Agreement.

7.2 Method of Asserting Claims. Claims for indemnification by an Indemnified Party under Section 7.1 will be asserted and resolved as follows:

(a) Third-Party Claims. In the event that any claim or demand in respect of which an Indemnified Party might seek indemnification under Section 7.1 is asserted against or sought to be collected from such Indemnified Party by a Person other than the Seller, the Purchaser or any of their respective Affiliates (a “Third-Party Claim”), the Indemnified Party shall deliver a Claim Notice with reasonable promptness to the Indemnifying Party. If the Indemnified Party fails to provide the Claim Notice with reasonable promptness after the Indemnified Party receives notice of such Third-Party Claim, the Indemnifying Party will not be obligated to indemnify the Indemnified Party with respect to such Third-Party Claim to the extent that the Indemnifying Party’s ability to defend is prejudiced by such failure of the Indemnified Party. The Indemnifying Party will notify the Indemnified Party as soon as practicable within the Dispute Period whether the Indemnifying Party accepts or disputes its liability to the Indemnified Party under Section 7.1 and whether the Indemnifying Party desires, at its sole cost and expense, to defend the Indemnified Party against such Third-Party Claim.

(i) Defense by Indemnifying Party. If the Indemnifying Party notifies the Indemnified Party within the Dispute Period that the Indemnifying Party accepts its liability to the Indemnified Party under Section 7.1 and desires to defend the Indemnified Party with respect to the Third-Party Claim pursuant to this Section 7.2, then the Indemnifying Party will have the right to defend, with counsel reasonably satisfactory to the Indemnified Party, at the sole cost and expense of the Indemnifying Party, such Third-Party Claim by all appropriate proceedings, which proceedings will be vigorously and diligently prosecuted or defended by the Indemnifying Party to a final conclusion or will be settled at the discretion of the Indemnifying Party (but only with the prior written consent of the Indemnified Party in its sole discretion in the case of any settlement that provides for any relief other than the payment of monetary damages or that provides for the payment of monetary damages as to which the Indemnified Party will not be indemnified in full pursuant to Section 7.1). Subject to the immediately preceding sentence, the Indemnifying Party will have full control of such defense and proceedings, including any compromise or settlement thereof. If requested by the Indemnifying Party, the Indemnified Party will, at the sole cost and expense of the Indemnifying Party, provide reasonable cooperation to the Indemnifying Party in contesting any Third-Party Claim that the Indemnifying Party elects to contest.

(ii) Defense by Indemnified Party. If the Indemnifying Party fails to notify the Indemnified Party within the Dispute Period that the Indemnifying Party accepts its liability to the Indemnified Party and desires to defend the Third-Party Claim, if the Indemnifying Party gives such notice but any time thereafter fails to prosecute or defend vigorously and diligently or settle the Third-Party Claim, or if the Indemnifying Party fails to give any notice whatsoever within the Dispute Period, then the Indemnified Party will have the right to defend, at the sole cost and expense of the Indemnifying Party, the Third-Party Claim by all appropriate proceedings, which proceedings will be prosecuted by the Indemnified Party in good faith or will be settled at the discretion of the Indemnified Party. The Indemnified Party will have full control of such defense and proceedings, including any compromise or settlement thereof. If requested by the Indemnified Party, the Indemnifying Party will, at the sole cost and expense of the Indemnifying Party, provide reasonable cooperation to the Indemnified Party in contesting any Third-Party Claim which the Indemnified Party is contesting. Notwithstanding the foregoing provisions of this Section 7.2, if the Indemnifying Party has notified the Indemnified Party within the Dispute Period that the Indemnifying Party disputes its liability hereunder to the Indemnified Party with respect to such Third-Party Claim and if such dispute is resolved in favor of the Indemnifying Party in the manner provided in Section 7.2(a)(iii), the Indemnifying Party will not be required to bear the costs and expenses of the Indemnified Party’s defense pursuant to this Section 7.2 or of the Indemnifying Party’s participation therein at the Indemnified Party’s request. The Indemnifying Party may participate in, but not control, any defense or settlement controlled by the Indemnified Party pursuant to this Section 7.2, and the Indemnifying Party will bear its own costs and expenses with respect to such participation.

(iii) Acceptance by Indemnifying Party. If the Indemnifying Party notifies the Indemnified Party that it accepts its indemnification liability to the Indemnified Party with respect to the Third-Party Claim under Section 7.1 or fails to notify the Indemnified Party within the Dispute Period whether the Indemnifying Party disputes its liability to the Indemnified Party with respect to such Third-Party Claim, the Loss identified in the Claim Notice will be conclusively deemed a liability of the Indemnifying Party under Section 7.1 and the Indemnifying Party shall pay the amount of such Loss to the Indemnified Party on demand. If the Indemnifying Party timely disputes its liability with respect to such Third-Party Claim, the Indemnifying Party and the Indemnified Party will initially seek to negotiate a resolution of such dispute before commencing any litigation proceedings.

(b) Non-Third Party Claims. In the event any Indemnified Party should have a claim under Section 7.1 against any Indemnifying Party that does not involve a Third-Party Claim, the Indemnified Party shall deliver an Indemnity Notice with reasonable promptness to the Indemnifying Party. If the Indemnifying Party notifies the Indemnified Party that it does not dispute the claim described in such Indemnity Notice, the Loss identified in the Indemnity Notice will be conclusively deemed a liability of the Indemnifying Party under Section 7.1 and the Indemnifying Party shall pay the amount of such Loss to the Indemnified Party on demand. If the Indemnifying Party has timely disputed its liability with respect to such claim, the Indemnifying Party and the Indemnified Party will initially seek to negotiate a resolution of such dispute before commencing any litigation proceedings.

7.3 Further Items Relating to Indemnification. Notwithstanding the foregoing provisions of this Article VII, the right of any Indemnified Party to indemnification under this Article VII shall be subject to the following terms:

(a) In the event the Closing occurs, the aggregate liability of the Seller pursuant to Section 7.1(a) and the aggregate liability of the Purchaser pursuant to Section 7.2(b) for claims for indemnification under this Article VII shall not exceed the Purchase Price.

(b) Any indemnity payment made under this Agreement following the Closing shall be treated by the parties hereto as a purchase price adjustment, and the parties agree to report such payments consistent therewith.

ARTICLE VIII

MISCELLANEOUS

8.1 Survival. The representations, warranties, covenants and agreements of the parties hereto contained in this Agreement and the Ancillary Agreements and any certificate or other document provided hereunder or thereunder will survive the Closing until the second anniversary of the Closing Date, except that the covenants and agreements made in this Agreement or any of the Ancillary Agreements that are to be performed or that relate in whole or in part to periods subsequent to the Closing Date and that, by their terms expire on a date certain, shall survive until such date certain and, otherwise, until the expiration of all applicable statutes of limitation; provided, however, that any representation, warranty, covenant or agreement that would otherwise terminate in accordance with this sentence will continue to survive if a Claim Notice or Indemnity Notice (as applicable) shall have been timely given under Article VII on or prior to such termination date, until the related claim for indemnification has been satisfied or otherwise resolved as provided in Article VII, but only with respect to matters described in such Claim Notice or Indemnity Notice.

8.2 No Third-Party Beneficiaries. The terms and provisions of this Agreement are intended solely for the benefit of the parties hereto and their respective successors and permitted assigns, and it is not the intention of the parties to confer third-party beneficiary rights, and this Agreement does not confer any such rights, upon any other Person.

8.3 Entire Agreement. This Agreement (including the Schedules hereto) and the Ancillary Agreements constitute the entire agreement between the parties hereto with respect to the subject matter hereof and thereof and supersede any prior understandings, agreements or representations by or between the parties hereto, written or oral, with respect to such subject matter.

8.4 Succession and Assignment. Subject to the next sentence, this Agreement shall be binding upon and inure to the benefit of the parties named herein and their respective successors and permitted assigns. No party hereto may assign either this Agreement or any of its rights, interests or obligations hereunder without the prior written consent of the Purchaser, in the case of Seller, or the Seller, except that the Purchaser may assign this Agreement or any of its rights, interests or obligations hereunder to any Affiliate of the Purchaser without such approval.

8.5 Drafting. The parties have participated jointly in the negotiation and drafting of this Agreement and, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

8.6 Notices. All notices, requests and other communications hereunder must be in writing and will be deemed to have been duly given only if (a) delivered personally against written receipt, (b) sent by facsimile transmission, (c) mailed by registered or certified mail, postage prepaid, return receipt requested, or (d) mailed by reputable international overnight courier, fee prepaid, to the parties hereto at the following addresses or facsimile numbers:

If to the Purchaser, to:

Watchit Media, Inc.

655 Montgomery Street, Suite 1000

San Francisco, California 94111

Facsimile: (415) 399-1366

Attention: James R. Lavelle

with a copy to:

Morgan, Lewis & Bockius LLP

101 Park Avenue

New York, New York 10178-0060

Facsimile: 212-309-6001

Attention: David W. Pollak, Esq.

If to the Seller, to:

Charles Lain

P.O. Box 238

Burneyville, Oklahoma 73430

All such notices, requests and other communications will be deemed given, (w) if delivered personally as provided in this Section 8.6, upon delivery, (x) if delivered by facsimile transmission as provided in this Section 8.6, upon confirmed receipt, (y) if delivered by mail as provided in this Section 8.6, upon the earlier of the fifth Business Day following mailing and receipt, and (z) if delivered by overnight courier as provided in this Section 8.6, upon the earlier of the second Business Day following the date sent by such overnight courier and receipt (in each case regardless of whether such notice, request or other communication is received by any other Person to whom a copy of such notice is to be delivered pursuant to this Section 8.6). Any party hereto may change the address to which notices, requests and other communications hereunder are to be delivered by giving the other parties hereto notice in the manner set forth herein.

8.7 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule that would cause the application of the Laws of any jurisdiction other than the State of New York.

8.8 Consent to Jurisdiction. Each party hereby irrevocably submits to (i) the exclusive jurisdiction of the state courts of the State of California located in San Francisco County and to the jurisdiction of the United States District Court for the Northern District of California, San Francisco for the purposes of any suit, action or other proceeding arising out of or based upon this Agreement, the Ancillary Agreements or the subject matter hereof and thereof. Each party, to the extent permitted by applicable Law, hereby waives and agrees not to assert, by way of motion, as a defense or otherwise, in any such suit, action or proceeding brought in such courts, any claim that it is not subject personally to the jurisdiction of such courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement, the Ancillary Agreements or the subject matter hereof and thereof may not be enforced in or by such court. Each party consents to the service of process in any suit, action or proceeding by the mailing of copies thereof to such party at any time at its address to which notices are to be given pursuant to Section 8.6. Each party agrees that its submission to jurisdiction and consent to service of process by mail is made for the express benefit of the other party hereto. Final judgment against either party hereto in any such suit, action or proceeding shall be conclusive, and may be enforced in any other jurisdiction (a) by suit, action or proceeding on the judgment, a certified or true copy of which shall be conclusive evidence of the fact and the amount of liability of the party therein described or (b) in any other manner provided by or pursuant to the Laws of such other jurisdiction.

8.9 Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless such amendment is in writing and signed by the Purchaser and the Seller. No waiver shall be valid unless such waiver is in writing and signed by the party against whom such waiver is sought to be enforced.

8.10 Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future Law, and if the rights or obligations of any party hereto under this Agreement will not be materially and adversely affected thereby, (a) such provision will be fully severable, (b) this Agreement will be construed and enforced as if such provision had never comprised a part hereof, (c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by such provision or its severance herefrom and (d) in lieu of such provision, there will be added automatically as a part of this

Agreement a legal, valid and enforceable provision as similar in terms to such provision as may be possible.

8.11 Further Assurances. At any time or from time to time after the Closing, at a party’s request and without further consideration, the other parties shall, execute and deliver to the requesting party such other instruments of sale, transfer, conveyance, assignment and confirmation, provide such materials and information and take such other actions as the requesting party may reasonably request in furtherance of the transactions contemplated hereunder.

8.12 Expenses. Except as set forth in Section 6.2, each of the parties hereto will bear its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the Ancillary Agreements and the transactions contemplated hereby and thereby, whether or not the transactions contemplated hereby and thereby are consummated.

8.13 Exhibits and Schedules. The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

8.14 Specific Performance. The parties hereto agree that irreparable damage would occur in the event that any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof in addition to any other remedy available to them at law or equity.

8.15 Headings. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

8.16 Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first written above.

WATCHIT MEDIA, INC.

By:	/S/ JAMES LAVELLE
Name:	James Lavelle
Title:	President

/S/ CHARLES LAIN
Charles Lain

Signature Page to Asset Purchase Agreement